Exhibit 10.2

LOAN AGREEMENT

   THIS LOAN AGREEMENT (“Agreement”) is executed as of June 19, 2001, by and between REGAN HOLDING CORP, a California corporation (“Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Lender”).

R E C I T A L S

A. Borrower owns or will own certain real property described in Exhibit A hereto and all improvements now or hereafter existing thereon (collectively, the “Property”).

B. Borrower desires to borrow from Lender, and Lender agrees to loan to Borrower, the amounts described below.

NOW, THEREFORE, Borrower and Lender agree as follows:

ARTICLE 1. DEFINITIONS

1.1 DEFINED TERMS. The following capitalized terms generally used in this Agreement shall have the meanings defined or referenced below. Certain other capitalized terms used only in specific sections of this Agreement are defined in such sections.

“ADA” — means the Americans with Disabilities Act, 42 U.S.C. 676712101, et. seq. as now or hereafter amended or modified.

“Agreement” — shall have the meaning ascribed to such term in the preamble hereto.

“Bankruptcy Code” — means the Bankruptcy Reform Act of 1978 (11 USC 67101-1330) as now or hereafter amended or recodified.

“Border Zone Property” — means any property designated as “border zone property” under the provisions of California Health and Safety Code, Sections 25220 et seq., or any regulation adopted in accordance therewith.

“Borrower” — means REGAN HOLDING CORP, a California corporation.

“Business Day” — means a day of the week (but not a Saturday, Sunday or holiday) on which the offices of Lender are open to the public for carrying on substantially all of Lender’s business functions. Unless specifically referenced in this Agreement as a Business Day, all references to “days” shall be to calendar days.

“Deed of Trust” — means that certain Deed of Trust with Absolute Assignment of Leases and Rents, Security Agreement and Fixture Filing of even date herewith executed by REGAN HOLDING CORPORATION, a California corporation, as Trustor, to American Securities Company, a California corporation, as Trustee, for the benefit of Lender, as Beneficiary, as hereafter amended, supplemented, replaced or modified.

“Default” — shall have the meaning ascribed to such term in that certain Section entitled Default.

“Effective Date” — means the date the Deed of Trust is recorded in the Office of the County Recorder of the county where the Property is located.

“Extended Maturity Date” — means June 19, 2002.

“Guarantor” — Legacy Marketing Group, Inc.

“Hazardous Materials” — shall have the meaning ascribed to such term in that certain Section entitled Hazardous Materials.

“Hazardous Materials Claims” — shall have the meaning ascribed to such term in that certain Section entitled Hazardous Materials Claims.

“Hazardous Materials Laws” — shall have the meaning ascribed to such term in that certain Section entitled Hazardous Materials Laws.

“Indemnitor” — not applicable.

“Lender” — means WELLS FARGO BANK, NATIONAL ASSOCIATION.

“Loan” — means the principal sum that Lender agrees to lend and Borrower agrees to borrow pursuant to the terms and conditions of this Agreement: Four Million Seven Hundred Fifty Thousand and 00/100ths Dollars ($4,750,000.00).

“Loan Documents” — means those documents, as hereafter amended, supplemented, replaced or modified, properly executed and in recordable form, if necessary, listed in Exhibit B as Loan Documents.

“Maturity Date” — means December 19, 2001.

“Non-Borrower Trustor” — not applicable.

“Note” — means that certain Promissory Note Secured by Deed of Trust of even date herewith, in the original principal amount of the Loan, executed by Borrower and payable to the order of Lender, as hereafter amended, supplemented, replaced or modified.

“Option to Extend” — means Borrower’s option, subject to the terms and conditions of that certain Section entitled Option to Extend, to extend the term of the Loan from the Maturity Date to the Extended Maturity Date.

“Original Maturity Date” — means the Maturity Date.

“Other Related Documents” — means those documents, as hereafter amended, supplemented, replaced or modified from time to time, properly executed and in recordable form, if necessary, listed in Exhibit B as Other Related Documents.

“Participant” — shall have the meaning ascribed to such term in that certain Section entitled Loan Sales and Participations; Disclosure of Information.

“Prime Rate” — means a base rate of interest which Lender establishes from time to time and which serves as the basis upon which the effective rates of interest are calculated for those loans making reference thereto. Any change in an effective rate due to a change in the Prime Rate shall become effective on the day each such change is announced within Lender.

“Property” — shall have the meaning ascribed to such term in Recital A.

“Subdivision Map” — shall have the meaning ascribed to such term in that certain Section entitled Subdivision Maps.

“Title Policy” — means the ALTA Lender’s Policy of Title Insurance as issued by Commonwealth Land Title Insurance Company.

      1.2 EXHIBITS INCORPORATED. Exhibits A and B, attached hereto, are hereby incorporated into this Agreement.

ARTICLE 2. LOAN

2.1 LOAN. Subject to the terms of this Agreement, Lender agrees to lend to Borrower and Borrower agrees to borrow from Lender the principal sum of Four Million Seven Hundred Fifty Thousand and 00/100ths Dollars ($4,750,000.00); said sum to be evidenced by the Note of even date herewith. The Note shall be secured, in part, by the Deed of Trust, of even date herewith, encumbering certain real property and improvements as legally defined therein. Amounts disbursed to or on behalf of Borrower pursuant to the Note shall be used for the acquisition of the Property.

2.2 LOAN FEE. Borrower shall pay to Lender, at or before Loan closing, a loan fee in the amount of $50,000.00.

2.3 LOAN DOCUMENTS. Borrower shall deliver to Lender concurrently with this Agreement each of the    documents, properly executed and in recordable form, as applicable, described in Exhibit B as Loan Documents, together with those documents described in Exhibit B as Other Related Documents.

2.4 EFFECTIVE DATE. The date of the Loan Documents is for reference purposes only. The Effective Date of delivery and transfer to Lender of the security under the Loan Documents and of Borrower’s and Lender’s obligations under the Loan Documents is the date the Deed of Trust is recorded in the Office of the County Recorder of the county where the Property is located.

2.5 MATURITY DATE. The Maturity Date of the Loan shall be December 19, 2001, at which time all sums due and owing under this Agreement and the other Loan Documents shall be repaid in full. All payments due to Lender under this Agreement, whether at the Maturity Date or otherwise, shall be paid in immediately available funds.

2.6 CREDIT FOR PRINCIPAL PAYMENTS. Any payment made upon the outstanding principal balance of the Loan shall be credited as of the Business Day received, provided such payment is received by Lender no later than 11:00 A.M. (Pacific Standard Time or Pacific Daylight Time, as applicable) and constitutes immediately available funds. Any principal payment received after said time or which does not constitute immediately available funds shall be credited upon such funds having become unconditionally and immediately available to Lender.

2.7 FULL REPAYMENT AND RECONVEYANCE. Upon receipt of all sums owing and outstanding under the Loan Documents, Lender shall issue a full reconveyance of the Property from the lien of the Deed of Trust; provided, however, that all of the following conditions shall be satisfied at the time of, and with respect to, such reconveyance: (a) Lender shall have received all escrow, closing and recording costs, the costs of preparing and delivering such reconveyance and any sums then due and payable under the Loan Documents; and (b) Lender shall have received a written release satisfactory to Lender of any set aside letter, letter of credit or other form of undertaking which Lender has issued to any surety, governmental agency or any other party in connection with the Loan and/or the Property. Lender’s obligation to make further disbursements under the Loan shall terminate as to any portion of the Loan undisbursed as of the date of issuance of such release or reconveyance, and any commitment of Lender to lend any undisbursed portion of the Loan shall be canceled.

2.8 OPTION TO EXTEND. Borrower shall have the option to extend the term of the Loan from the Maturity Date (for purposes of this Section, “Original Maturity Date”), to the Extended Maturity Date, upon satisfaction of each of the following conditions precedent:

                       (a) Borrower shall provide Lender with written notice of Borrower’s request to exercise the Option to Extend not more than ninety (90) days but not less than thirty (30) days prior to the Original Maturity Date;

                       (b) As of the date of Borrower’s delivery of notice of request to exercise the Option to Extend, and as of the Original Maturity Date, no Default shall have occurred and be continuing, and no event or condition which, with the giving of notice or the passage of time or both, would constitute a Default shall have occurred and be continuing, and Borrower shall so certify in writing;

(c) Borrower shall execute or cause the execution of all documents reasonably required by Lender to exercise the Option to Extend and shall deliver to Lender, at Borrower’s sole cost and expense, such title insurance endorsements reasonably required by Lender;

(d) There shall have occurred no material adverse change, as determined by Lender in its sole discretion, in the financial condition of Borrower, any Guarantor, any Indemnitor or any Non-Borrower Trustor from that which existed as of the later of: (A) the Effective Date; or (B) the date upon which the financial condition of such party was first represented to Lender;

(e) On the Original Maturity Date, Borrower shall pay to Lender an extension fee in the amount of one-half of one percent (0.5%) of the total commitment amount of the Loan (whether disbursed or undisbursed), as determined on the Original Maturity Date.

Except as modified by this Option to Extend, the terms and conditions of this Agreement and the other Loan Documents as modified and approved by Lender shall remain unmodified and in full force and effect.

ARTICLE 3. DISBURSEMENT

3.1 CONDITIONS PRECEDENT. Lender’s obligation to make any disbursements or take any other action under the Loan Documents shall be subject at all times to satisfaction of each of the following conditions precedent:

(a) Lender shall have received satisafactory evidence that Borrower has invested cash in the Property of not less than $5,750,000.00.

(b) There exists no Default, as defined in this Agreement, or Default as defined in any of the other Loan Documents or in the Other Related Documents, or event, omission or failure of condition which would constitute a Default after notice or lapse of time, or both; and

(c) Lender shall have received all Loan Documents, other documents, instruments, policies, and forms of evidence or other materials requested by Lender under the terms of this Agreement or any of the other Loan Documents; and

      (d) The Deed of Trust is a valid lien upon the Property and is prior and superior to all other liens and encumbrances thereon except those approved by Lender in writing.

         3.2 ACCOUNT, PLEDGE AND ASSIGNMENT, AND DISBURSEMENT AUTHORIZATION. The proceeds of the Loan, when qualified for disbursement, shall be disbursed to or for the benefit or account of Borrower under the terms of this Agreement; provided, however, that any direct disbursements from the Loan which are made by means of wire transfer, shall be subject to the provisions of any funds transfer agreement which is identified in Exhibit B hereto. Disbursements hereunder may be made by Lender upon the written request of ______________________ until such time as written notice of Borrower’s revocation of such authority is received by Lender at the address herein.

ARTICLE 4. INSURANCE

Borrower shall, while any obligation of Borrower or any Guarantor under any Loan Document remains outstanding, maintain at Borrower’s sole expense, with licensed insurers approved by Lender, the following policies of insurance in form and substance satisfactory to Lender:

4.1 TITLE INSURANCE. A Title Policy, together with any endorsements which Lender may require, insuring Lender, in the principal amount of the Loan, of the validity and the priority of the lien of the Deed of Trust upon the Property, subject only to matters approved by Lender in writing. During the term of the Loan, Borrower shall deliver to Lender, within five (5) days of Lender’s written request, such other endorsements to the Title Policy as Lender may require.

4.2 PROPERTY INSURANCE. A Builders Risk Completed Value Hazard Insurance policy, including, without limitation, such endorsements as Lender may require, insuring Lender against damage to the Property in an amount acceptable to Lender. Lender shall be named on the policy under a Lender’s Loss Payable Endorsement (form #438BFU or equivalent).

4.3 FLOOD HAZARD INSURANCE. A policy of flood insurance, as required by applicable governmental regulations, or as deemed necessary by Lender.

4.4 LIABILITY INSURANCE. A policy of comprehensive general liability insurance with limits as required by Lender, insuring against liability for injury and/or death to any person and/or damage to any property occurring on the Property and/or from any cause whatsoever.

4.5 GENERAL. Borrower shall provide to Lender the originals of all required insurance policies, or other evidence of insurance acceptable to Lender. All insurance policies shall provide that the insurance shall not be cancelable or materially changed without ten (10) days prior written notice to Lender. Lender shall be named under a Lender’s Loss Payable Endorsement (form #438BFU or equivalent) on all insurance policies which Borrower actually maintains with respect to the Property. Borrower shall provide to Lender evidence of any other hazard insurance Lender may deem necessary at any time during the Loan.

ARTICLE 5. REPRESENTATIONS AND WARRANTIES

As a material inducement to Lender’s entry into this Agreement, Borrower represents and warrants to Lender as of the Effective Date and continuing thereafter that:

5.1 AUTHORITY/ENFORCEABILITY. Borrower is in compliance with all laws and regulations applicable to its organization, existence and transaction of business and has all necessary rights and powers to own, improve and operate the Property as contemplated by the Loan Documents.

5.2 BINDING OBLIGATIONS. Borrower is authorized to execute, deliver and perform its obligations under the Loan Documents, and such obligations shall be valid and binding obligations of Borrower.

5.3 FORMATION AND ORGANIZATIONAL DOCUMENTS. Borrower has delivered to Lender all formation and organizational documents of Borrower, of the partners, joint venturers or members of Borrower, if any, and of all guarantors of the Loan, if any, and all such formation and organizational documents remain in full force and effect and have not been amended or modified since they were delivered to Lender. Borrower shall immediately provide Lender with copies of any amendments or modifications of the formation or organizational documents.

5.4 NO VIOLATION. Borrower’s execution, delivery, and performance under the Loan Documents do not: (a) require any consent or approval not heretofore obtained under any partnership agreement, operating agreement, articles of incorporation, bylaws or other document; (b) violate any governmental requirement applicable to the Property or any other statute, law, regulation or ordinance or any order or ruling of any court or governmental entity; (c) conflict with, or constitute a breach or default or permit the acceleration of obligations under any agreement, contract, lease, or other document by which the Borrower is or the Property is bound or regulated; or (d) violate any statute, law, regulation or ordinance, or any order of any court or governmental entity.

5.5 COMPLIANCE WITH LAWS. Borrower has, and at all times shall have obtained, all permits, licenses, exemptions, and approvals necessary to occupy, operate and market the Property, and shall maintain compliance with all governmental requirements applicable to the Property and all other applicable statutes, laws, regulations and ordinances necessary for the transaction of its business. The Property is a legal parcel lawfully created in full compliance with all subdivision laws and ordinances.

5.6 LITIGATION. Except as disclosed to Lender in writing, there are no claims, actions, suits, or proceedings pending, or to Borrower’s knowledge, threatened against Borrower or affecting the Property.

5.7 FINANCIAL CONDITION. All financial statements and information heretofore and hereafter delivered to Lender by Borrower, including, without limitation, information relating to the financial condition of Borrower, the Property, the partners, joint venturers or members of Borrower, and/or any Guarantors, fairly and accurately represent the financial condition of the subject thereof and have been prepared (except as noted therein) in accordance with generally accepted accounting principles consistently applied. Borrower acknowledges and agrees that Lender may request and obtain additional information from third parties regarding any of the above, including, without limitation, credit reports.

5.8 NO MATERIAL ADVERSE CHANGE. There has been no material adverse change in the financial condition of Borrower and/or Guarantor since the dates of the latest financial statements furnished to Lender and, except as otherwise disclosed to Lender in writing, Borrower has not entered into any material transaction which is not disclosed in such financial statements.

5.9 ACCURACY. All reports, documents, instruments, information and forms of evidence delivered to Lender concerning the Loan or security for the Loan or required by the Loan Documents are accurate, correct and sufficiently complete to give Lender true and accurate knowledge of their subject matter, and do not contain any misrepresentation or omission.

5.10 AMERICANS WITH DISABILITIES ACT COMPLIANCE. Borrower represents and warrants to Lender that the Property shall be hereafter maintained in full and strict compliance with the requirements and regulations of the Americans With Disabilities Act, of July 26, 1990, Pub. L. No. 101-336, 104 Stat. 327, 42 U.S.C. 6712101, et seq., as hereafter amended. At Lender’s written request from time to time, Borrower shall provide Lender with written evidence of such compliance satisfactory to Lender. Borrower shall be solely responsible for all such ADA costs of compliance and reporting.

5.11 BUSINESS LOAN. The Loan is a business loan transaction in the stated amount solely for the purpose of carrying on the business of Borrower and none of the proceeds of the Loan will be used for the personal, family or agricultural purposes of the Borrower.

ARTICLE 6. HAZARDOUS MATERIALS

6.1 SPECIAL REPRESENTATIONS AND WARRANTIES. Without in any way limiting the other representations and warranties set forth in this Agreement, and after reasonable investigation and inquiry, Borrower hereby specially represents and warrants to the best of Borrower’s knowledge as of the date of this Agreement as follows:

(a) Hazardous Materials. The Property is not and has not been a site for the use, generation, manufacture, storage, treatment, release, threatened release, discharge, disposal, transportation or presence of any oil, flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, hazardous wastes, toxic or contaminated substances or similar materials, including, without limitation, any substances which are “hazardous substances,” “hazardous wastes,” “hazardous materials,” “toxic substances,” “wastes,” “regulated substances,” “industrial solid wastes,” or “pollutants” under the Hazardous Materials Laws, as described below, and/or other applicable environmental laws, ordinances and regulations (collectively, the “Hazardous Materials”). “Hazardous Materials” shall not include commercially reasonable amounts of such materials used in the ordinary course of operation of the Property which are used and stored in accordance with all applicable environmental laws, ordinances and regulations.

(b) Hazardous Materials Laws. The Property is in compliance with all laws, ordinances and regulations relating to Hazardous Materials (“Hazardous Materials Laws”), including, without limitation: the Clean Air Act, as amended, 42 U.S.C. Section 7401 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 et seq.; the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. Section 6901 et seq; the Comprehensive Environment Response, Compensation and Liability Act of 1980, as amended (including the Superfund Amendments and Reauthorization Act of 1986, “CERCLA”), 42 U.S.C. Section 9601 et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. Section 2601 et seq; the Occupational Safety and Health Act, as amended, 29 U.S.C. Section 651, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq; the Mine Safety and Health Act of 1977, as amended, 30 U.S.C. Section 801 et seq.; the Safe Drinking Water Act, as amended, 42 U.S.C. Section 300f et seq.; and all comparable state and local laws, laws of other jurisdictions or orders and regulations.

(c) Hazardous Materials Claims. There are no claims or actions (“Hazardous Materials Claims”) pending or threatened against Borrower or the Property by any governmental entity or agency or by any other person or entity relating to Hazardous Materials or pursuant to the Hazardous Materials Laws.

(d) Border Zone Property. The Property has not been designated as Border Zone Property under the provisions of California Health and Safety Code, Sections 25220 et seq and there has been no occurrence or condition on any real property adjoining or in the vicinity of the Property that could cause the Property or any part thereof to be designated as Border Zone Property.

6.2 HAZARDOUS MATERIALS COVENANTS. Borrower agrees as follows:

(a) No Hazardous Activities. Borrower shall not cause or permit the Property to be used as a site for the use, generation, manufacture, storage, treatment, release, discharge, disposal, transportation or presence of any Hazardous Materials.

(b) Compliance. Borrower shall comply and cause the Property to comply with all Hazardous Materials Laws.

(c) Notices. Borrower shall immediately notify Lender in writing of: (i) the discovery of any Hazardous Materials on, under or about the Property; (ii) any knowledge by Borrower that the Property does not comply with any Hazardous Materials Laws; (iii) any Hazardous Materials Claims; and (iv) the discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Property that could cause the Property or any part thereof to be designated as Border Zone Property.

(d) Remedial Action. In response to the presence of any Hazardous Materials on, under or about the Property, Borrower shall immediately take, at Borrower’s sole expense, all remedial action required by any Hazardous Materials Laws or any judgment, consent decree, settlement or compromise in respect to any Hazardous Materials Claims.

6.3 INSPECTION BY LENDER. Upon reasonable prior notice to Borrower, Lender, its employees and agents, may from time to time (whether before or after the commencement of a nonjudicial or judicial foreclosure proceeding) enter and inspect the Property for the purpose of determining the existence, location, nature and magnitude of any past or present release or threatened release of any Hazardous Materials into, onto, beneath or from the Property.

6.4 HAZARDOUS MATERIALS INDEMNITY BORROWER HEREBY AGREES TO DEFEND, INDEMNIFY AND HOLD HARMLESS LENDER, ITS DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, SUCCESSORS AND ASSIGNS FROM AND AGAINST ANY AND ALL LOSSES, DAMAGES, LIABILITIES, CLAIMS, ACTIONS, JUDGMENTS, COURT COSTS AND LEGAL OR OTHER EXPENSES (INCLUDING, WITHOUT LIMITATION, ATTORNEYS’ FEES AND EXPENSES) WHICH LENDER MAY INCUR AS A DIRECT OR INDIRECT CONSEQUENCE OF THE USE, GENERATION, MANUFACTURE, STORAGE, DISPOSAL, THREATENED DISPOSAL, TRANSPORTATION OR PRESENCE OF HAZARDOUS MATERIALS IN, ON, UNDER OR ABOUT THE PROPERTY. BORROWER SHALL IMMEDIATELY PAY TO LENDER UPON DEMAND ANY AMOUNTS OWING UNDER THIS INDEMNITY, TOGETHER WITH INTEREST FROM THE DATE THE INDEBTEDNESS ARISES UNTIL PAID AT THE RATE OF INTEREST APPLICABLE TO THE PRINCIPAL BALANCE OF THE NOTE. BORROWER’S DUTY AND OBLIGATIONS TO DEFEND, INDEMNIFY AND HOLD HARMLESS LENDER SHALL SURVIVE THE CANCELLATION OF THE NOTE AND THE RELEASE, RECONVEYANCE OR PARTIAL RECONVEYANCE OF THE DEED OF TRUST.

6.5 LEGAL EFFECT OF SECTION. Borrower and Lender agree that: (a) this Article is intended as Lender’s written request for information (and Borrower’s response) concerning the environmental condition of the real property security as required by California Code of Civil Procedure 6726.5; and (b) each provision in this Article (together with any indemnity applicable to a breach of any such provision) with respect to the environmental condition of the real property security is intended by Lender and Borrower to be an “environmental provision” for purposes of California Code of Civil Procedure 6736, and as such it is expressly understood that Borrower’s duty to indemnify Lender hereunder shall survive: (i) any judicial or non-judicial foreclosure under the Deed of Trust, or transfer of the Property in lieu thereof; (ii) the release and reconveyance or cancellation of the Deed of Trust; and (iii) the satisfaction of all of Borrower’s obligations under the Loan Documents.

ARTICLE 7. COVENANTS OF BORROWER

7.1 EXPENSES. Borrower shall immediately pay Lender upon demand all costs and expenses incurred by Lender in connection with: (a) the preparation of this Agreement, all other Loan Documents and Other Related Documents contemplated hereby; (b) the administration of this Agreement, the other Loan Documents and Other Related Documents for the term of the Loan; and (c) the enforcement or satisfaction by Lender of any of Borrower’s obligations under this Agreement, the other Loan Documents or the Other Related Documents. For all purposes of this Agreement, Lender’s costs and expenses shall include, without limitation, all appraisal fees, cost engineering and inspection fees, legal fees and expenses, accounting fees, environmental consultant fees, auditor fees, and the cost to Lender of any title insurance premiums, title surveys, reconveyance and notary fees. Borrower recognizes and agrees that formal written appraisals of the Property by a licensed independent appraiser may be required by Lender’s internal procedures and/or federal regulatory reporting requirements on an annual and/or specialized basis and that Lender may, at its option, require inspection of the Property by an independent supervising architect and/or cost engineering specialist at least semi-annually. If any of the services described above are provided by an employee of Lender, Lender’s costs and expenses for such services shall be calculated in accordance with Lender’s standard charge for such services.

7.2 ERISA COMPLIANCE. Borrower shall at all times comply with the provisions of ERISA with respect to any retirement or other employee benefit plan to which it is a party as employer, and as soon as possible after Borrower knows, or has reason to know, that any Reportable Event (as defined in ERISA) with respect to any such plan of Borrower has occurred, it shall furnish to Lender a written statement setting forth details as to such Reportable Event and the action, if any, which Borrower proposes to take with respect thereto, together with a copy of the notice of such Reportable Event furnished to the Pension Benefit Guaranty Corporation.

7.3 SUBDIVISION MAPS. Prior to recording any final map, plat, parcel map, lot line adjustment or other subdivision map of any kind covering any portion of the Property (collectively, “Subdivision Map”), Borrower shall submit such Subdivision Map to Lender for Lender’s review and approval, which approval shall not be unreasonably withheld. Within ten (10) Business Days after Lender’s receipt of such Subdivision Map, Lender shall provide Borrower written notice if Lender disapproves of said Subdivision Map. Lender shall be deemed to have approved the Subdivision Map if such notice is not provided to Borrower. Within five (5) Business Days after Lender’s request, Borrower shall execute, acknowledge and deliver to Lender such amendments to the Loan Documents as Lender may reasonably require to reflect the change in the legal description of the Property resulting from the recordation of any Subdivision Map. In connection with and promptly after the recordation of any amendment or other modification to the Deed of Trust recorded in connection with such amendments, Borrower shall deliver to Lender, at Borrower’s sole expense, a title endorsement to the Title Policy in form and substance satisfactory to Lender insuring the continued first priority lien of the Deed of Trust. Subject to the execution and delivery by Borrower of any documents required under this Section, Lender shall, if required by applicable law, sign any Subdivision Map approved, or deemed to be approved, by Lender pursuant to this Section.

7.4 FURTHER ASSURANCES. Upon Lender’s request and at Borrower’s sole cost and expense, Borrower shall execute, acknowledge and deliver any other instruments and perform any other acts necessary, desirable or proper, as determined by Lender, to carry out the purposes of this Agreement and the other Loan Documents or to perfect and preserve any liens created by the Loan Documents.

7.5 ASSIGNMENT. Without the prior written consent of Lender, Borrower shall not assign Borrower’s interest under any of the Loan Documents, or in any monies due or to become due thereunder, and any assignment without such consent shall be void.

ARTICLE 8. REPORTING COVENANTS

8.1 FINANCIAL INFORMATION. Borrower shall deliver to Lender, as soon as available, but in no event later than one hundred twenty (120) days after Borrower’s fiscal year end, a current financial statement (including, without limitation, an income and expense statement and balance sheet) signed by together with any other financial information requested by Lender for the following persons and entities:

Borrower

Within thirty (30) days of Lender’s request, Borrower shall also deliver to Lender (i) quarterly consolidated financial statements for Borrower; (ii) monthly operating statements for the Borrower, comparing actual results to the previously submitted budget for the month and the year to date; (iii) any financial information regarding any persons or entities in any way obligated on the Loan as Lender may specify. If audited financial information is prepared, Borrower shall deliver to Lender copies of that information within fifteen (15) days of its final preparation. Except as otherwise agreed to by Lender, all such financial information shall be prepared in accordance with generally accepted accounting principles consistently applied.

8.2 BOOKS AND RECORDS. Borrower shall maintain complete books of account and other records for the Property and for disbursement and use of the proceeds of the Loan, and the same shall be available for inspection and copying by Lender upon reasonable prior notice.

8.3 REPORTS. Within ten (10) days of Lender’s request, Borrower shall deliver to Lender monthly inventory reports, marketing and sales schedules and reports, marketing and sales information and/or leasing information, with respect to all real property projects of Borrower and all general partners, venturers and members of Borrower, all in form and substance acceptable to Lender.

ARTICLE 9. DEFAULTS AND REMEDIES

9.1 DEFAULT. The occurrence of any one or more of the following shall constitute an event of default (“Default”) under this Agreement and the other Loan Documents:

(a) Monetary. Borrower’s failure to pay when due any sums payable under the Note or any of the other Loan Documents; or

(b) Performance of Obligations. Borrower’s failure to perform any obligation in addition to those set forth in Paragraph (a) of this Section under any of the Loan FDocuments; provided, however, that if a cure period is provided for the remedy of such failure, Borrower’s failure to perform will not constitute a Default until such date as the specified cure period expires; or

(c) Use. The prohibition, enjoining or interruption of Borrower’s right to occupy, use or lease the Property for a continuous period of more than thirty (30) days; or

(d) Condemnation; Attachment. (i) The condemnation, seizure or appropriation of, or occurrence of an uninsured casualty with respect to any material portion of the Property; or (ii) the sequestration or attachment of, or any levy or execution upon any of the Property, any other collateral provided by Borrower under any of the Loan Documents, or any substantial portion of the other assets of Borrower, which sequestration, attachment, levy or execution is not released, expunged or dismissed prior to the earlier of thirty (30) days or the sale of the assets affected thereby; or

(e) Representations and Warranties (i) The failure of any representation or warranty of Borrower in any of the Loan Documents and the continuation of such failure for more than ten (10) days after written notice to Borrower from Lender requesting that Borrower cure such failure; or (ii) any material adverse change in the financial condition of Borrower, any Guarantor, or any Indemnitor from the financial condition represented to Lender as of the later of: (A) the Effective Date; or (B) the date upon which the financial condition of such party was first represented to Lender; or

(f) Voluntary Bankruptcy; Insolvency; Dissolution. (i) The filing of a petition by Borrower for relief under the Bankruptcy Code, or under any other present or future state or federal law regarding bankruptcy, reorganization or other debtor relief law; (ii) the filing of any pleading or an answer by Borrower in any involuntary proceeding under the Bankruptcy Code or other debtor relief law which admits the jurisdiction of the court or the petition’s material allegations regarding Borrower’s insolvency; (iii) a general assignment by Borrower for the benefit of creditors; or (iv) Borrower applying for, or the appointment of, a receiver, trustee, custodian or liquidator of Borrower or any of its property; or

(g) Involuntary Bankruptcy. The failure of Borrower to effect a full dismissal of any involuntary petition under the Bankruptcy Code or under any other debtor relief law that is filed against Borrower or in any way restrains or limits Borrower or Lender regarding the Loan or the Property, prior to the earlier of the entry of any court order granting relief sought in such involuntary petition, or thirty (30) days after the date of filing of such involuntary petition; or

(h) Partners; Guarantors. The occurrence of any of the events specified in Paragraph (f) or Paragraph (g) of this Section as to any person or entity other than Borrower, including, without limitation, any Guarantor, Indemnitor or Non-Borrower Trustor, which is in any manner obligated to Lender under the Loan Documents; or

(i) Change In Management or Control The occurrence of any material management or organizational change in Borrower or in the partners, venturers or members of Borrower, including, without limitation, any partnership, joint venture or member dispute which Lender determines, in its sole and absolute discretion, shall have a material adverse effect on the Loan, on the Property, or on the ability of Borrower or its partners, venturers or members to perform their obligations under the Loan Documents; or

(j) Loss of Priority. The failure at any time of the Deed of Trust to be a valid first lien upon the Property or any portion thereof, other than as a result of any release or reconveyance of the Deed of Trust with respect to all or any portion of the Property pursuant to the terms and conditions of this Agreement; or

(k) Hazardous Materials. The discovery of any significant Hazardous Materials in, on or about the Property subsequent to the Effective Date. Any such Hazardous Materials shall be “significant” for this purpose if said Hazardous Materials, in Lender’s sole discretion, have a materially adverse impact on the value of the Property; or

      (l) Transfer of Assets. The sale, assignment, pledge, hypothecation, mortgage or transfer of all or a substantial portion of assets of Borrower and/or Guarantor other than in the ordinary course of business of said entities; or

9.2 ACCELERATION UPON DEFAULT; REMEDIES. Upon the occurrence of any Default specified in this Article, Lender may, at its sole option, declare all sums owing to Lender under the Note, this Agreement and the other Loan Documents immediately due and payable. Upon such acceleration, Lender may, in addition to all other remedies permitted under this Agreement and the other Loan Documents and at law or equity, apply any sums in the Account to the sums owing under the Loan Documents and any and all obligations of Lender to fund further disbursements under the Loan shall terminate.

9.3 DISBURSEMENTS TO THIRD PARTIES Upon the occurrence of a Default occasioned by Borrower’s failure to pay money to a third party as required by this Agreement, Lender may but shall not be obligated to make such payment from the Loan proceeds or other funds of Lender. If such payment is made from proceeds of the Loan, Borrower shall immediately deposit with Lender, upon written demand, an amount equal to such payment. If such payment is made from funds of Lender, Borrower shall immediately repay such funds upon written demand of Lender. In either case, the Default with respect to which any such payment has been made by Lender shall not be deemed cured until such deposit or repayment (as the case may be) has been made by Borrower to Lender.

9.4 REPAYMENT OF FUNDS ADVANCED. Any funds expended by Lender in the exercise of its rights or remedies under this Agreement and the other Loan Documents shall be payable to Lender upon demand, together with interest at the rate applicable to the principal balance of the Note from the date the funds were expended.

9.5 RIGHTS CUMULATIVE, NO WAIVER. All Lender’s rights and remedies provided in this Agreement and the other Loan Documents, together with those granted by law or at equity, are cumulative and may be exercised by Lender at any time. Lender’s exercise of any right or remedy shall not constitute a cure of any Default unless all sums then due and payable to Lender under the Loan Documents are repaid and Borrower has cured all other Defaults. No waiver shall be implied from any failure of Lender to take, or any delay by Lender in taking, action concerning any Default or failure of condition under the Loan Documents, or from any previous waiver of any similar or unrelated Default or failure of condition. Any waiver or approval under any of the Loan Documents must be in writing and shall be limited to its specific terms.

ARTICLE 10. MISCELLANEOUS PROVISIONS

10.1 INDEMNITY. BORROWER HEREBY AGREES TO DEFEND, INDEMNIFY AND HOLD HARMLESS LENDER, ITS DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, SUCCESSORS AND ASSIGNS FROM AND AGAINST ANY AND ALL LOSSES, DAMAGES, LIABILITIES, CLAIMS, ACTIONS, JUDGMENTS, COURT COSTS AND LEGAL OR OTHER EXPENSES

(INCLUDING, WITHOUT LIMITATION, ATTORNEYS’ FEES AND EXPENSES) WHICH LENDER MAY INCUR AS A DIRECT OR INDIRECT CONSEQUENCE OF: (A) THE PURPOSE TO WHICH BORROWER APPLIES THE LOAN PROCEEDS; (B) THE FAILURE OF BORROWER TO PERFORM ANY OBLIGATIONS AS AND WHEN REQUIRED BY THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS; (C) ANY FAILURE AT ANY TIME OF ANY OF BORROWER’S REPRESENTATIONS OR WARRANTIES TO BE TRUE AND CORRECT; OR (D) ANY ACT OR OMISSION BY BORROWER, CONSTITUENT PARTNER OR MEMBER OF BORROWER, ANY CONTRACTOR, SUBCONTRACTOR OR MATERIAL SUPPLIER, ENGINEER, ARCHITECT OR OTHER PERSON OR ENTITY WITH RESPECT TO ANY OF THE PROPERTY. BORROWER SHALL IMMEDIATELY PAY TO LENDER UPON DEMAND ANY AMOUNTS OWING UNDER THIS INDEMNITY, TOGETHER WITH INTEREST FROM THE DATE THE INDEBTEDNESS ARISES UNTIL PAID AT THE RATE OF INTEREST APPLICABLE TO THE PRINCIPAL BALANCE OF THE NOTE. BORROWER’S DUTY AND OBLIGATIONS TO DEFEND, INDEMNIFY AND HOLD HARMLESS LENDER SHALL SURVIVE CANCELLATION OF THE NOTE AND THE RELEASE, RECONVEYANCE OR PARTIAL RECONVEYANCE OF THE DEED OF TRUST.

10.2 FORM OF DOCUMENTS. The form and substance of all documents, instruments, and forms of evidence to be delivered to Lender under the terms of this Agreement and any of the other Loan Documents shall be subject to Lender’s approval and shall not be modified, superseded or terminated in any respect without Lender’s prior written approval.

10.3 NO THIRD PARTIES BENEFITED. No person other than Lender and Borrower and their permitted successors and assigns shall have any right of action under any of the Loan Documents.

10.4 NOTICES. All notices, demands, or other communications under this Agreement and the other Loan Documents shall be in writing and shall be delivered to the appropriate party at the address set forth on the signature page of this Agreement (subject to change from time to time by written notice to all other parties to this Agreement). All notices, demands or other communications shall be considered as properly given if delivered personally or sent by first class United States Postal Service mail, postage prepaid, except that notice of Default may be sent by certified mail, return receipt requested, or by Overnight Express Mail or by overnight commercial courier service, charges prepaid. Notices so sent shall be effective three (3) days after mailing, if mailed by first class mail, and otherwise upon receipt; provided, however, that non-receipt of any communication as the result of any change of address of which the sending party was not notified or as the result of a refusal to accept delivery shall be deemed receipt of such communication.

10.5 ATTORNEY-IN-FACT. Borrower hereby irrevocably appoints and authorizes Lender, as Borrower’s attorney-in-fact, which agency is coupled with an interest, to execute and/or record in Lender’s or Borrower’s name any notices, instruments or documents that Lender deems appropriate to protect Lender’s interest under any of the Loan Documents.

10.6 ACTIONS. Borrower agrees that Lender, in exercising the rights, duties or liabilities of Lender or Borrower under the Loan Documents, may commence, appear in or defend any action or proceeding purporting to affect the Property or the Loan Documents and Borrower shall immediately reimburse Lender upon demand for all such expenses so incurred or paid by Lender, including, without limitation, attorneys’ fees and expenses and court costs.

10.7 RIGHT OF CONTEST. Borrower may contest in good faith any claim, demand, levy or assessment by any person other than Lender which would constitute a Default if: (a) Borrower pursues the contest diligently, in a manner which Lender determines is not prejudicial to Lender, and does not impair the rights of Lender under any of the Loan Documents; and (b) Borrower deposits with Lender any funds or other forms of assurance which Lender in good faith determines from time to time appropriate to protect Lender from the consequences of the contest being unsuccessful. Borrower’s compliance with this Section shall operate to prevent such claim, demand, levy or assessment from becoming a Default.

10.8 RELATIONSHIP OF PARTIES. The relationship of Borrower and Lender under the Loan Documents is, and shall at all times remain, solely that of borrower and lender, and Lender neither undertakes nor assumes any responsibility or duty to Borrower or to any third party with respect to the Property, except as expressly provided in this Agreement and the other Loan Documents.

10.9 DELAY OUTSIDE LENDER’S CONTROL Lender shall not be liable in any way to Borrower or any third party for Lender’s failure to perform or delay in performing under the Loan Documents (and Lender may suspend or terminate all or any portion of Lender’s obligations under the Loan Documents) if such failure to perform or delay in performing results directly or indirectly from, or is based upon, the action, inaction, or purported action, of any governmental or local authority, or because of war, rebellion, insurrection, strike, lock-out, boycott or blockade (whether presently in effect, announced or in the sole judgment of Lender deemed probable), or from any Act of God or other cause or event beyond Lender’s control.

10.10 ATTORNEYS’ FEES AND EXPENSES; ENFORCEMENT. If any attorney is engaged by Lender to enforce or defend any provision of this Agreement, any of the other Loan Documents or Other Related Documents, or as a consequence of any Default under the Loan Documents, with or without the filing of any legal action or proceeding, and including, without limitation, any fees and expenses incurred in any bankruptcy proceeding of the Borrower, then Borrower shall immediately pay to Lender, upon demand, the amount of all attorneys’ fees and expenses and all costs incurred by Lender in connection therewith, together with interest thereon from the date of such demand until paid at the rate of interest applicable to the principal balance of the Note as specified therein.

10.11 IMMEDIATELY AVAILABLE FUNDS. Unless otherwise expressly provided for in this Agreement, all amounts payable by Borrower to Lender shall be payable only in United States currency, immediately available funds.

10.12 LENDER’S CONSENT. Wherever in this Agreement there is a requirement for Lender’s consent and/or a document to be provided or an action taken “to the satisfaction of Lender”, it is understood by such phrase that Lender shall exercise its consent, right or judgment in a reasonable manner given the specific facts and circumstance applicable at the time.

10.13 LOAN SALES AND PARTICIPATIONS; DISCLOSURE OF INFORMATION. Borrower agrees that Lender may elect, at any time, to sell, assign or grant participations in all or any portion of its rights and obligations under the Loan Documents, and that any such sale, assignment or participation may be to one or more financial institutions, private investors, and/or other entities, at Lender’s sole discretion (“Participant”). Borrower further agrees that Lender may disseminate to any such actual or potential purchaser(s), assignee(s) or participant(s) all documents and information (including, without limitation, all financial information) which has been or is hereafter provided to or known to Lender with respect to: (a) the Property and its operation; (b) any party connected with the Loan (including, without limitation, the Borrower, any partner of Borrower, any constituent partner or member of Borrower, any Guarantor, any Indemnitor and any Non-Borrower Trustor); and/or (c) any lending relationship other than the Loan which Lender may have with any party connected with the Loan. In the event of any such sale, assignment or participation, Lender and the parties to such transaction shall share in the rights and obligations of Lender as set forth in the Loan Documents only as and to the extent they agree among themselves. In connection with any such sale, assignment or participation, Borrower further agrees that the Loan Documents shall be sufficient evidence of the obligations of Borrower to each purchaser, assignee, or participant, and upon written request by Lender, Borrower shall enter into such amendments or modifications to the Loan Documents as may be reasonably required in order to evidence any such sale, assignment or participation. The indemnity obligations of Borrower under the Loan Documents shall also apply with respect to any purchaser, assignee or participant.

Anything in this Agreement to the contrary notwithstanding, and without the need to comply with any of the formal or procedural requirements of this Agreement, including this Section, any lender may at any time and from time to time pledge and assign all or any portion of its rights under all or any of the Loan Documents to a Federal Reserve Bank; provided that no such pledge or assignment shall release such lender from its obligations thereunder.

10.14 LENDER’S AGENTS. Lender may designate an agent or independent contractor to exercise any of Lender’s rights under this Agreement and any of the other Loan Documents. Any reference to Lender in any of the Loan Documents shall include Lender’s agents, employees or independent contractors. Borrower shall pay the costs of such agent or independent contractor either directly to such person or to Lender in reimbursement of such costs, as applicable.

10.15 TAX SERVICE. Lender is authorized to secure, at Borrower’s expense, a tax service contract with a third party vendor which shall provide tax information on the Property satisfactory to Lender.

10.16 WAIVER OF RIGHT TO TRIAL BY JURY EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THE LOAN DOCUMENTS, INCLUDING, WITHOUT LIMITATION, ANY PRESENT OR FUTURE MODIFICATION THEREOF OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THE LOAN DOCUMENTS (AS NOW OR HEREAFTER MODIFIED) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IS NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF ANY RIGHT THEY MIGHT OTHERWISE HAVE TO TRIAL BY JURY.

10.17 SEVERABILITY. If any provision or obligation under this Agreement and the other Loan Documents shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that provision shall be deemed severed from the Loan Documents and the validity, legality and enforceability of the remaining provisions or obligations shall remain in full force as though the invalid, illegal, or unenforceable provision had never been a part of the Loan Documents, provided, however, that if the rate of interest or any other amount payable under the Note or this Agreement or any other Loan Document, or the right of collectibility therefore, are declared to be or become invalid, illegal or unenforceable, Lender’s obligations to make advances under the Loan Documents shall not be enforceable by Borrower.

10.18 HEIRS, SUCCESSORS AND ASSIGNS Except as otherwise expressly provided under the terms and conditions of this Agreement, the terms of the Loan Documents shall bind and inure to the benefit of the heirs, successors and assigns of the parties.

10.19 TIME. Time is of the essence of each and every term of this Agreement.

10.20 HEADINGS. All article, section or other headings appearing in this Agreement and any of the other Loan Documents are for convenience of reference only and shall be disregarded in construing this Agreement and any of the other Loan Documents.

10.21 GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with the laws of the State of California, except to the extent preempted by federal laws. Borrower and all persons and entities in any manner obligated to Lender under the Loan Documents consent to the jurisdiction of any federal or state court within the State of California having proper venue and also consent to service of process by any means authorized by California or federal law.

10.22 INTEGRATION; INTERPRETATION. The Loan Documents contain or expressly incorporate by reference the entire agreement of the parties with respect to the matters contemplated therein and supersede all prior negotiations or agreements, written or oral. The Loan Documents shall not be modified except by written instrument executed by all parties. Any reference to the Loan Documents includes any amendments, renewals or extensions now or hereafter approved by Lender in writing.

10.23 JOINT AND SEVERAL LIABILITY. The liability of all persons and entities obligated in any manner under this Agreement and any of the Loan Documents shall be joint and several.

10.24 COUNTERPARTS. To facilitate execution, this document may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single document. It shall not be necessary in making proof of this document to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

IN WITNESS WHEREOF, Borrower and Lender have executed this Agreement as of the date appearing on the first page of this Agreement.

“LENDER”

WELLS FARGO BANK, NATIONAL ASSOCIATION

By: /s/ Jonathan Lefferts

Jonathan Lefferts, Vice President

Lender’s Address: Real Estate Group (AU #02034) 555 Montgomery Street, 16th Floor

San Francisco, CA 94111

Attn: Jennifer Anton

“BORROWER”

REGAN HOLDING CORP, a California corporation

By: /s/ H. Lynn Stafford

Title: Chief Information Officer

Borrower’s Address: 2090 Marina Avenue Petaluma, CA 94954-6714

Attn: Steven Taylor

DESCRIPTION OF PROPERTY

Exhibit A to LOAN AGREEMENT between REGAN HOLDING CORP, a California corporation, as “Borrower”, and WELLS FARGO BANK, NATIONAL
ASSOCIATION, as “Lender”, dated as of June 19, 2001.

All the certain real property located in the County of Sonoma, State of California, described as follows:

PARCEL ONE:

PARCELS 1and 2 as shown and designated upon City of Petaluma Parcel
Map No. 171, filed December 30, 1980 in Book 316 of Maps, Page 22,
Sonoma County Records.

EXCEPTING THEREFROM that portion contained in Deed to the City of
Petaluma, a Municipal Corporation, recorded February 1, 1990 under
Instrument No. 90-11544, and re-recorded March 27, 1990 as Document
No. 90-30132, and re-recorded April 18, 1990 as Document No. 90-38789,
Sonoma County Records.

ALSO EXCEPTING THEREFROM that portion contained in Deed to John M.
Headley, et al, recorded February 1, 1990 as Instrument No. 90-11545, and re-recorded March 27, 1990 as Document No. 90-30135.

ALSO EXCEPTING THEREFROM that portion contained in the Deed of Trust to the City of Petaluma recorded June 7, 1996 as Document No.
96-50841, Sonoma County Records.

PARCEL TWO:

AN EASEMENT for public utilities, 10 feet wide, lying Easterly of and adjacent to, the Westerly line of the above-described Parcel, being more particularly described as follows:

BEGINNING at Point “X” as set forth in Parcel 1 of Corporation Grant
Deed recorded February 1, 1990 in Document No. 90-11545. Thence along said line common to Teitler and U-Haul Company South 54 degrees 08 minutes 19 seconds East, 10.00 feet; thence leaving said line and parallel with the above-described Right-of-Way line South 35 degrees
51 minutes 41 seconds West, 143.47 feet to the point of curvature;
thence on a tangent curve to the right, radius 133 feet, through a central angle of 27 degrees 28 minutes 28 seconds, an arc length of
63.78 feet to a point on the existing Easterly Right-of-Way line of
Marina Avenue; thence along said line North 35 degrees 51 minutes 41 seconds East, 26.65 feet; thence on a non-tangent curve to the right whose center bears North 37 degrees 44 minutes 44 seconds West, radius
123 feet, through a central angle of 16 degrees, 23 minutes 35 seconds, an arc length of 35.19 feet to a point of tangency; thence
North 35 degrees 51 minutes 41 seconds East, 143.47 feet to the point of beginning.

EXCEPTING therefrom all that portion lying within parcel one above.

PARCEL THREE:

FOR THE PLACE OF COMMENCEMENT BEGIN at the Northwesterly corner of the tract of land described in the Deed from Brandon Heirs to A.W. Baker, dated May 14, 1912 and recorded in Book 73 of Official Records of
Sonoma County, Page 388, said Northwesterly corner being on the
Southerly line of the Lakeville Highway, thence Easterly along the
Southerly line of said Highway, 318.36 feet to a point; thence
Southwesterly and parallel with the Northwesterly line of said tract of land so conveyed to A.W. Baker, 239.12 feet to the actual place of commencement; thence Northwesterly at right angles, 100 feet to a point; thence Northeasterly at right angles, 60 feet to a point on the
Southwesterly line of the land described in the Deed from A.W. Baker, et al, to Stanley McCutchan, dated October 13, 1927 and recorded June
26, 1928 in Book 205 of Official Records of Sonoma County, Page 149;
thence Southeasterly at right angles and along the Southwesterly line of said land conveyed to McCutchan, 100 feet to a point; thence
Southwesterly at right angles 60 feet to the place of commencement.

EXCEPTING THEREFROM that portion lying within the City of Petaluma,
Sonoma County, California, being a portion of the Lands of John M.
Headley and Delores A. Headley, husband and wife, co-trustees under a declaration of trust dated April 2, 1981 and amended June 14, 1982, as conveyed by Deed recorded under Document No. 90-11543 of Official
Records, Sonoma County Records, and being more particularly described as follows:

BEGINNING at the most Westerly corner of said lands, also being a point on the Easterly Right-Of-Way line of Marina Avenue; thence along said Right-Of-Way line North 35 degrees 51 minutes 41 seconds East,
8.56 feet to a point hereinafter referred to as Point “A”; thence leaving said Right-Of-Way line in a Southerly direction, on a curve concave Westerly, with a radius of 155 feet, through a central angle of 3 degrees 14 minutes 35 seconds, an arc length of 8.77 feet to a point on the Southwesterly line of said lands; thence along said line
North 54 degrees 08 minutes 19 seconds West, 1.94 feet to the point of beginning.

PARCEL FOUR:

BEING A PORTION of the land deeded to Henry Reynaud by A.W. Baker in that certain Deed of November 10, 1926, Second Tract, recorded in
Liber 154 of Official Records, Page 185, Sonoma County Records.
Starting at a point on the Southerly side of Lakeville Highway, said point being where the boundary lines of the land of George McClintaock and the lands of Joseph and Mary Pereira intersect the Southerly side line of the Lakeville Highway; thence from said point Easterly and along the Southerly side of the Lakeville Highway, 185.71 feet to a point; thence Westerly and parallel with the Easterly boundary line of the lands of Pereira 151.98 feet to the point of beginning; thence at right angles 100 feet to a point (this being in an Easterly
direction); thence at an angle and in a Southerly direction and parallel with the boundary line of Pereira 40 feet to a point; thence at an angle and in a Westerly direction, 100 feet to a point; thence at an angle and in a Northerly direction and parallel with the boundary line (Easterly) of the lands of Pereira, 40 feet to the point of beginning. The land to be deeded being bounded on one side by
Hobbie and the side, by Vail.

PARCEL FIVE:

COMMENCING at the common corner of the lands of S.M. Bell and A. W.
Baker as described in

Deed dated September 25, 1929 and recorded September 30, 1929 in Liber
237 of Official Records, at Page 429, Sonoma County Records; thence along the Southerly line of Lakeville Highway, North 84? 07’ East
318.36 feet; thence South 35? 54” West 319.12 feet to the point of beginning; and thence from said point of beginning at right angles
Northwesterly, 100 feet to the Easterly line of Petroleum Avenue;
thence South 35? 54’ West, 80 feet along the Easterly line of
Petroleum Avenue to a point; thence at right angles Southeasterly 100 feet to a point; thence North 35? 54’ East, 80 feet to the point of beginning.

PARCEL SIX:

BEING a portion of that tract of land deeded to A. W. Baker by the
Brandon heirs on May 14, 1924 as recorded in Book 73 of Official
Records, page 388, Sonoma County Records; beginning at a point on the
Southerly side of the Lakeville Highway, said point being the
Northwesterly corner of said tract of land, and is a point common with the lands of S. M. Bell, and running thence from said corner in an
Easterly direction along the Southerly side line of the Lakeville
Highway, 172.65 feet, more or less, to a point; thence running in a
Southerly direction and parallel with the Westerly side line of said tract of land, 191.98 feet, more or less, to the point of
commencement.

BEGINNING at said point of commencement and running in an Easterly direction and at right angles with the said Westerly line, 100 feet;
thence at right angles in a Southerly direction and parallel with the
Westerly side line of said tract, 40 feet, more or less; thence at right angles running Westerly to a point 100 feet; and thence at right angles and running in a Northerly direction and parallel with the
Westerly side line of said tract, 40 feet to the point of
commencement.

A.P. No. 005-050-036

DOCUMENTS

Exhibit B to LOAN AGREEMENT between REGAN HOLDING CORP, a California corporation, as “Borrower”, and WELLS FARGO BANK, NATIONAL
ASSOCIATION, as “Lender”, dated as of June 19, 2001 (“Agreement”).

1. Loan Documents. The documents listed below, numbered 1.1 through 1., inclusive, and amendments, modifications and supplements thereto which have received the prior written consent of Lender, together with any documents executed in the future that are approved by Lender and that recite that they are “Loan Documents” for purposes of this Agreement are collectively referred to herein as the Loan Documents.

1.1This Agreement.

            1.2The Promissory Note Secured by Deed of Trust of even date herewith in the original principal amount of the Loan made by Borrower payable to the order of Lender.

1.3The Deed of Trust with Absolute Assignment of Leases and Rents, Security Agreement and Fixture Filing of even date herewith executed by REGAN HOLDING CORP, a California corporation, as Trustor, to American Securities Company, a California corporation, as Trustee, for the benefit of Lender, as Beneficiary.

1.4Uniform Commercial Code —National Financing Statement —Form UCC-1, dated June 19, 2001, executed by REGAN HOLDING CORPORATION, a California corporation as Debtor and Lender as Secured Party.

1.5Corporate Borrowing Resolution of even date herewith certified by the Secretary of REGAN HOLDING CORP.

1.6Corporate Resolution Authorizing Execution of Guaranty and Endorsement and Hypothecation of Property of even date herewith certified by the Secretary of LEGACYMASTERS MARKETING GROUP INC..

2. Other Related Documents (Which Are Not Loan Documents):

2.1Repayment Guaranty of even date herewith executed by LEGACY MARKETING GROUP INC., a California corporation, as Guarantor in favor of Lender.

2.2Funds Transfer Agreement for Disbursement of Loan Proceeds dated June 19, 2001, executed by and between Borrower and Wells Fargo Bank, National

      Association.

2.3Agreement For Disbursement Prior To Recording And Amendment To Note of even date herewith executed by and between Borrower and Lender.